U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 9, 2013

(Date of Report–Date of Earliest Event Reported)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 N. Glebe Road,

Arlington, Virginia 22201

(Address of Principal executive offices) (ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 9, 2013, the Company modified its severance arrangements with Daniel Allen, our former CEO. As previously disclosed, in connection with his departure from the Company, Mr. Allen was entitled to certain severance payments and benefits under his employment agreement with the Company. The modification provides that (a) the $1,600,000 lump sum payment due to him is reduced to $1,000,000 and (b) Mr. Allen is permitted to engage in employment that, but for the modification, would not be permitted by reason of his non-competition agreements with the Company. However, both Mr. Allen and his new employer have agreed that Mr. Allen must completely recuse himself from certain activities that might be competitive with CACI, until March 20, 2015. In all other respects, his severance arrangements are unchanged.

This change has the effect of reducing his total severance package by $600,000 while continuing to protect the Company from competition in areas of concern to us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

By:
/s/ Arnold D. Morse
Arnold D. Morse
Senior Vice President,
Chief Legal Officer and Secretary

Dated: October 15, 2013